Exhibit 99.1

IN THE CIRCUIT OF THE EIGHTEENTH JUDICIAL CIRCUIT

STATE OF ILLINOIS – COUNTY OF DUPAGE

CHANCERY DIVISION

CAROLYN PIPER SMITHHISLER LIVING	§
TRUST, Derivatively on Behalf of Rubicon	§	CIVIL ACTION NO.
Technology, Inc.,	§	2015CH001948
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Plaintiff,	§
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v.	§
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RAJA M. PARVEZ, WILLIAM F. WEISSMAN,	§
DON N. AQUILANO, DONALD R.	§
CALDWELL, MICHAEL E. MIKOLAJCZYK,	§
and RAYMOND J. SPENCER,	§
§
Defendants,	§
§
-and-	§
§
RUBICON TECHNOLOGY, INC.,	§
§
Nominal Defendant.	§

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION, HEARING

THEREON, AND RIGHT TO APPEAR

TO:	ALL OWNERS OF RUBICON TECHNOLOGY, INC. (“RUBICON” OR THE “COMPANY”) COMMON STOCK AS OF MAY 13, 2016.[1]

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

[1]	This Notice incorporates by reference the definitions in the Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of May 13, 2016, and all capitalized terms contained herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. The Stipulation may be inspected at the office of the Clerk of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division, located at 505 N. County Farm Road, Wheaton, Illinois 60187, during business hours of each business day.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, RUBICON SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS WITH RESPECT TO THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF RUBICON COMMON STOCK ON THE DATE ABOVE, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED that the Parties to the above-captioned shareholder derivative action (the “Action”) have entered into a Stipulation and Agreement of Settlement dated May 13, 2016 (the “Stipulation”) to fully, finally, and forever settle the claims raised in the Action.

This Notice is provided by order of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division (the “Court”). Please be advised that pursuant to an Order of the Court, a hearing (the “Settlement Hearing”) will be held on August 1, 2016 at 1:30 p.m., in Courtroom 2005 of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division, located at 505 N. County Farm Road, Wheaton, Illinois 60187. The purpose of the hearing is to determine: (i) whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of Rubicon and its shareholders and should be finally approved by the Court; (ii) whether the Judgment, as provided in ¶ 1.10 and attached as Exhibit E to the Stipulation, approving the Settlement and dismissing the Action with prejudice should be entered; (iii)

whether the Fee and Expense Amount and the Service Award should be approved; and (iv) such other matters as may be necessary or proper.

The Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice. As detailed below, the Parties believe that the proposed Settlement provides substantial benefits to the Company, and is in the best interests of the Company and its shareholders.

You may have the right to object to the Settlement, including the amount of attorneys’ fees and unreimbursed expenses that should be awarded to Plaintiffs’ Counsel and the Service Award to Plaintiff, in the manner provided herein. If you fail to object in the manner provided herein on or before fourteen (14) calendar days before the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the release of claims to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency of Settlement of the Action and your rights as a Rubicon shareholder.

I.	SUMMARY OF THE ACTION

A.	Factual Background

Rubicon is an advanced materials provider specializing in monocrystalline sapphire for application in light-emitting diodes (“LEDs”), optical systems and specialty electronic devices. Rubicon offers a wide variety of sapphire products at various stages in the manufacturing process designed to meet customer needs and specifications. Its largest sapphire product lines are cores, polished wafers, and patterned sapphire substrate (“PSS”) wafers.

The PSS product line, introduced in 2013, consists of patterned sapphire wafers of various sizes. LED manufacturers commonly etch a pattern onto the surface of the sapphire wafer in the early stages of their production process in order to improve light output. Rubicon’s PSS product line allows Rubicon to create and sell to the LED market pre-patterned sapphire wafers, designed to customer specifications.

Plaintiff alleges the Individual Defendants breached their fiduciary duties by failing to put in place proper and necessary internal controls and by filing and disseminating materially false and misleading information. Plaintiff further alleges that the statements set forth from the Registration Statement filed in connection with the Company’s March 19, 2014 Offering, and documents incorporated therein (including the Form 10-K filed on March 13, 2014), were materially false and misleading because the Registration Statement negligently failed to disclose material trends, events and uncertainties known to management that were reasonably expected to have a material impact on the Company’s income from continuing operations. The Individual Defendants deny these allegations.

B.	Procedural Background

On June 5, 2015, Plaintiff served a Demand for Inspection of Books and Records of Rubicon (the “Demand”) for the stated purpose to investigate alleged potential breaches of fiduciary duties by the Board. On June 11, 2015, Defendants denied Plaintiff’s Demand, stating: (1) Plaintiff failed to provide a credible basis to warrant an investigation into Rubicon’s books and records, and (2) Plaintiff’s requests were overbroad, unwarranted, and sought potentially privileged information. Thus, on November 19, 2015, Plaintiff filed a Verified Shareholder Derivative Complaint (“Complaint”) in the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division.

In December 2015, the Parties began a dialogue regarding the possible resolution of the Action. On December 24, 2015, counsel for Plaintiff sent a settlement demand (“Settlement

Demand”) to Defendants’ Counsel, which included a number of proposed changes to the Company’s corporate governance.

Over the next several months, the two sides exchanged additional correspondence and, through their counsel, had numerous discussions presenting and arguing their respective positions as well as prospects and terms for a possible settlement. These discussions eventually resulted in the proposed agreement to settle the Action on the terms and conditions set forth in this Stipulation. The lengthy negotiations were conducted in good faith, at arm’s-length, and were hard-fought by experienced counsel.

II.	PLAINTIFF’S COUNSEL’S INVESTIGATION AND REASONS FOR SETTLING

Plaintiff’s Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of its own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiff’s Counsel concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiff’s Counsel recognizes the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeal. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risks of any litigation, especially in a complex case such as the Action, as well as the difficulties and delays inherent in such complex litigation generally. Plaintiff’s Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits on the Company. Based on their evaluation and expertise in the area of complex stockholder litigation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is in the best interests of Rubicon and its shareholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

From the outset of the litigation, the Individual Defendants have denied and continue to deny that they have violated any laws, breached their fiduciary duties to Rubicon, or engaged in any wrongdoing whatsoever. Defendants anticipated filing a motion to dismiss the Complaint on multiple grounds.

However, and without admitting the validity of any of the claims Plaintiff has asserted in the Action (including its alleged right to act on behalf of the Company in this matter without having made any demand), or any liability with respect thereto, the Individual Defendants and Rubicon have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants believe that the Settlement is fair, reasonable, adequate, and in the best interests of Rubicon.

IV.	CORPORATE GOVERNANCE MEASURES

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. The Stipulation has been filed with the Court and the following is only a summary of the corporate governance measures addressed in the Stipulation and Exhibit A thereto.

Rubicon, through its Board, shall adopt and implement the comprehensive set of corporate governance measures (the “Reforms”) set forth below, promptly after, and in any event no later than ninety (90) days after, the Effective Date, to be maintained for a period of not less than three (3) years from the day they are implemented, unless (but only to the extent) otherwise required by law. The Parties acknowledge and agree that the adoption and implementation of the Reforms is the result of the initiation, prosecution, and settlement of the Action. The Parties further agree that the Settlement and the Reforms confer a substantial and material benefit on Rubicon and its shareholders. In addition, the Board, exercising its independent business judgment, believes that the Settlement and the Reforms are in the best interests of Rubicon and its shareholders.

Corporate Governance Guidelines and Director Policies

1.	To the extent that the Company remains listed on NASDAQ or any other national stock exchange, Rubicon shall continue to adhere to and comply with NASDAQ requirements regarding the Board’s independence so the directors can meaningfully fulfill their supervisory functions and exercise objective oversight. At least a majority of the Board, including the Board Chairman, shall meet the NASDAQ requirements and the independence criteria set forth below. To be deemed an “Independent Director” in any calendar year (as defined for purposes of this settlement), a director must meet the following criteria, or such other applicable criteria as required by whatever national exchange Rubicon is listed with at that time:

a.	Has not been employed as an elected officer of the Company or its subsidiaries or affiliates (defined for purposes of this settlement as any individual or business entity that owns at least 25% of the securities of the Company having ordinary voting power) within the last three calendar years;

b.	Has not received, either personally or by an immediate family member during any of the last three calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as the result of services as, or compensation paid to an entity affiliated with the director that serves as, an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management;

c.	Has no personal services contract(s) with the Company, or any member of the Company’s senior management;

d.	Is not affiliated with a not-for-profit entity that receives material contributions from the Company;

e.	Has no interest in any investment (equity, debt or hybrid) that overlaps with an investment that the Company has;

f.	During the current calendar year or any of the three (3) immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the U.S. Securities and Exchange Commission (“SEC”), other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

g.	Is not employed by a private or public company at which an executive officer of the Company serves as a director or owns more than 5% of the voting common stock;

h.	Has not had any of the relationships described in subsections a.-g. above, with any affiliate of the Company;

i.	Is not a member of the immediate family of any person described in subsections a.-g. above; and

j.	A director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Board or Committee Chairman), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of twenty-five percent (25%) or more, or to an entity by which the director is employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $100,000 or less in any calendar year, or if such remuneration is paid to an entity, if it: (i) is less than or equal to $1 million in any calendar year, or five percent (5%) of the gross revenues of the entity in any calendar year, whichever amount is less; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

2.	The Company shall adopt a formal policy that states the roles of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) shall be vested in two separate persons.

3.	With respect to the Company’s standing committees only, no individual member of the Board of Directors (the “Board”) shall be the chairman of more than one committee; provided that allowance shall be made for temporary suspensions of this rule when necessitated by a vacancy on a committee.

4.	The Board shall review the Company’s Code of Business Conduct and Ethics Charter annually with the Company’s General Counsel to consider revising and updating to meet or exceed the then current standards of comparable public companies.

5.	The Company shall confirm that a majority of the independent members of the Board has authorized and approved the settlement of the Securities Class Action as being in the best interest of Rubicon.

Amendments to the Audit Committee Charter

1.	The Audit Committee Charter shall be amended to the extent necessary to require substantially the following concepts:

a.	That the Company make available to each member of the Audit Committee a copy of each and every earnings press release and/or Registration Statement, Form 10-K or Form 10-Q before its dissemination to the public;

b.	That members receive and review any disclosure from the Company’s CEO and Chief Financial Officer (“CFO”) made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC regarding: (1) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

c.	That members receive quarter-end updates regarding the Company’s financial performance as compared to the Company’s published financial guidance, if any. These reports will also include the recommendations, if any, of senior management regarding whether or not the Company should revise its published guidance or release preliminary financial results;

d.	That the Company’s CFO shall meet with the Audit Committee at least quarterly and provide a report on significant internal audit activities which occurred during the preceding quarter. This individual shall also provide status of the Company’s Sarbanes-Oxley compliance program and Dodd-Frank compliance program, including any ongoing issues with respect to any of the foregoing.

Insider Trading Policy

1.	The Board shall adopt a formal insider trading policy and publish same on the Company’s website. Specifically, the Board shall appoint the Company’s General Counsel or another senior officer to serve as the Company’s “Trading Compliance Officer.” The Trading Compliance Officer shall be responsible for developing (along with the full Board), presenting to the Board for approval, and monitoring and updating a comprehensive insider trading program (the “Trading Compliance Program”).

2.	The Trading Compliance Program shall be designed to ensure compliance with insider trading policies and providing appropriate sanctions for noncompliance, such as termination and that the Company shall seek reimbursement for any fines, fees or expenses incurred by the Company as a result of any noncompliance.

3.

The Company’s independent directors shall be responsible for direct oversight of the Trading Compliance Program and the Trading Compliance Officer, and shall have regular access to the Trading Compliance Officer, including the opportunity to meet with the Trading Compliance Officer outside of the presence of any other senior executives.

The Company’s independent directors shall receive a written report from the Trading Compliance Officer regarding its monitoring of the Company’s insider trading program at least once annually.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things, entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become, subject to certain exceptions identified in the Stipulation, null and void, and the Parties to the Stipulation will be restored to their respective positions as of the date immediately preceding the full execution of this Stipulation.

Upon the Effective Date, Plaintiff shall personally be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, extinguished, and discharged against the Released Persons any and all Released Claims (including, without limitation, Unknown Claims), and shall have covenanted not to sue the Released Persons with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons. Upon the Effective Date, and without any further action, Plaintiff agrees not to knowingly and voluntarily assist in any way any third-party in commencing or prosecuting any suit against the Released Persons asserting any Released Claim.

Upon the Effective Date, Rubicon, and each of Rubicon’s shareholders, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, extinguished, and discharged against the Individual Defendants any and all Released Claims (including, without limitation, Unknown Claims), and shall have covenanted not to sue the Individual Defendants with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons.

Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, extinguished, and discharged each and all of the Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) based upon, arising out of, relating to, or in connection with, the commencement, prosecution, assertion, settlement or resolution of the Action or the Released Claims.

VI.	PLAINTIFF’S COUNSELS’ ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES AND PLAINTIFF’S SERVICE AWARD

After completing negotiations of the material terms of the Settlement, Plaintiff’s Counsel and Defendants’ Counsel engaged in arm’s-length negotiations regarding attorneys’ fees and reimbursement of expenses to be awarded by the Court to Plaintiff’s Counsel. Plaintiff’s Counsel will request, subject to the Court’s approval, attorneys’ fees and reimbursement of expenses in the total amount of $240,000. The Individual Defendants and Rubicon agree not to oppose any Fee and Expense Amount up to a maximum of $240,000. The Fee and Expense Amount includes fees and expenses incurred by Plaintiff’s Counsel in connection with the initiation, prosecution and settlement of the Action. To date, Plaintiff’s Counsel have not received any payments for their efforts nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket litigation expenses.

Plaintiff may apply for a Court-approved service award in the amount of $1,500 (the “Service Award”). The Service Award, to the extent it is applied for and approved in whole or part, shall be funded entirely and exclusively from the Fee and Expense Amount to Plaintiff’s

Counsel, and shall be paid and disbursed solely by Plaintiff’s Counsel. Defendants shall take no position on the Service Award.

VII.	THE SETTLEMENT HEARING

On August 1 2016, at 1:30 p.m., the Court will hold the Settlement Hearing in Courtroom 2005 of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County Courthouse, Chancery Division, located at 505 N. County Farm Road, Wheaton, Illinois 60187. At the Settlement Hearing, the Court will determine: (i) whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of Rubicon and its shareholders and should be finally approved by the Court; (ii) whether the Judgment, as provided in ¶ 1.10 and attached as Exhibit E to the Stipulation, approving the Settlement and dismissing the Action with prejudice should be entered; (iii) whether the Fee and Expense Amount and the Service Award should be approved; and (iv) such other matters as may be necessary or proper.

VIII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

Any Rubicon shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement and/or the Fee and Expense Amount and/or Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. RUBICON SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT, FEE AND EXPENSE AMOUNT AND THE SERVICE AWARD DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

IX.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

Any Rubicon shareholder has the right to object to any aspect of the Settlement and/or Fee and Expense Amount and/or Service Award. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must file with the Clerk of the Court on or before fourteen (14) calendar days before the Settlement Hearing, a signed, written objection to the Settlement and/or Fee and Expense Amount and/or Service Award setting forth:

(a) a written notice of your intention to appear at the Settlement Hearing;

(b) a statement of your objections to any matters before the Court;

(c) the grounds for your objections and the reasons that you desire to appear and be heard;

(d) documentation evidencing that you are a Rubicon shareholder, as well as all documents or writings you desire the Court to consider;

(e) the identities of any witnesses you intend to call at the Settlement Hearing and the subjects of their testimony; and

(f) a list of all cases, if any, where you have filed an objection to a class action settlement in the last three years identifying the name of the case, jurisdiction, and docket number.

If a Rubicon shareholder files a written objection and/or written notice of intent to appear, they must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

William B. Federman	David A. Gordon
FEDERMAN & SHERWOOD	SIDLEY AUSTIN LLP
10205 N. Pennsylvania Avenue	One South Dearborn Street
Oklahoma City, OK 73120	Chicago, IL 60603
Telephone: (405) 235-1560	Telephone: (312) 853-7000
Facsimile: (405) 239-2112	Facsimile: (312) 853-7036
wbf@federmanlaw.com	dgordon@sidley.com

Attorney for Plaintiff	Attorney for Defendants

Any Rubicon shareholder who fails to object in the above-prescribed manner shall be deemed to have waived his, her, or its right to object to any aspect of the Settlement and/or the Fee and Expense Amount and/or the Service Award or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice contains only a summary of the Parties’ Stipulation. It is not a complete statement of the events of the Action or the Stipulation. Although the Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the office of the Clerk of the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division, located at 505 N. County Farm Road, Wheaton, Illinois 60187, during business hours of each business day.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE. Any

questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiff’s Counsel, William B. Federman, at the address set forth above.

XI.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of Rubicon common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Rubicon shareholders have questions or comments about the Settlement, they should follow the procedures listed above.

Dated: May 23, 2016

BY ORDER OF THE EIGHTEENTH JUDICIAL
CIRCUIT COURT FOR THE STATE OF
ILLINOIS, DUPAGE COUNTY, CHANCERY
DIVISION